PENGROWTH CORPORATION

PENGROWTH ENERGY TRUST
(HOLDERS OF TRUST UNITS)

GENERAL FORM OF PROXY

The following general form of proxy is provided for use by Trust Unitholders at the Shareholders Meeting, the Trust Meeting and the Royalty Meeting (collectively, the “Meetings”), all of which Meetings are to be held on April 22, 2004. The details of the resolutions are set out in the Information Circular – Proxy Statement dated March 15, 2004 (the “Circular”) with respect to the Meetings. Capitalized terms used in this general form of proxy and not defined herein shall have the meanings given to them in the Circular. In order to be valid and acted upon at the Meetings, this proxy must be returned as directed in the Circular and received not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meetings or any adjournment(s) thereof.

PROXY FOR THE SHAREHOLDER MEETING

The undersigned Trust Unitholder of Pengrowth Trust hereby appoints James S. Kinnear or failing him, John B. Zaozirny, or, instead of either of the foregoing,                              , as proxyholder of the undersigned to attend and act on behalf of the undersigned at the Shareholder Meeting to be held on April 22, 2004, and at any adjournment(s) thereof, and directs the said proxyholder to vote the Trust Units represented by this proxy in the following manner:

1.	To vote FOR ☐ or to WITHHOLD VOTING FOR ☐ the appointment of KPMG LLP, Chartered Accountants, as auditors of the Corporation, to hold office until the next annual meeting of shareholders or until their successor is elected or appointed.

2.	To vote FOR ☐ or to WITHHOLD VOTING FOR ☐ the election of the nominees named in the Circular as directors of the Corporation.

3.	To vote FOR ☐ or to vote AGAINST ☐ the amendments to the articles of the Corporation regarding the rights attached to the Exchangeable Shares.

4.	To vote FOR ☐ or to vote AGAINST ☐ the amendments to the Unanimous Shareholder Agreement.

At the discretion of the said proxyholder, upon any amendment or variation of the above matters or any other matter that may properly be brought before the Shareholder Meeting or any adjournment(s) thereof, in such matter as such proxyholder in his sole judgement may determine.

FORM OF PROXY FOR THE TRUST MEETING

The undersigned Trust Unitholder of Pengrowth Trust hereby appoints James S. Kinnear or, failing him, John B. Zaozirny, or instead of either of the foregoing,                     , as proxyholder of the undersigned to attend and act on behalf of the undersigned at the Trust Meeting to be held on April 22, 2004, and at any adjournment(s) thereof, and directs the said proxyholder to vote the Trust Units represented by this proxy in the following manner:

1.	To vote FOR ☐ or to WITHHOLD VOTING FOR ☐ the appointment of KPMG, LLP, Chartered Accountants, as auditors of Pengrowth Trust, to hold office until the next annual meeting of Unitholders or until their successor is elected or appointed.

2.	To vote FOR ☐ or to vote AGAINST ☐ the amendments to the Trust Indenture to: (i) reclassify the Trust Units, including the issued and outstanding Trust Units as “Class B Trust Units”; (ii) create a new class of Trust Units to be designated as “Class A Trust Units”; and (iii) create certain rights of exchange between the Class A Trust Units and the Class B Trust Units.

3.	To vote FOR ☐ or to vote AGAINST ☐ approving a new long term incentive plan and the grant of up to 250,000 phantom trust units and a corresponding 250,000 treasury trust units pursuant to the plan.

At the discretion of the said proxyholder, to vote upon any amendment or variation of the above matters or any other matter that may properly be brought before the Trust Meeting or any adjournment(s) thereof in such manner as such proxyholder in his sole judgement may determine.

FORM OF PROXY FOR THE ROYALTY MEETING

The undersigned Trust Unitholder of Pengrowth Trust hereby appoints James S. Kinnear or, failing him, John B. Zaozirny, or instead of either of the foregoing,                     , as proxyholder of the undersigned to attend and act on behalf of the undersigned at the Royalty Meeting to be held on April 22, 2004, and at any adjournment(s) thereof, and directs the said proxyholder to vote the Royalty Units represented by this proxy in the following manner:

1.	To vote FOR ☐ or to vote AGAINST ☐ the amendment to the Royalty Indenture to approve the distribution of certain of the proceeds upon a liquidation, wind-up or dissolution of the Corporation to the holders of Common Shares and holders of Exchangeable Shares in conjunction with a distribution to Royalty Unitholders.

2.	To vote FOR ☐ or to vote AGAINST ☐ the amendments to the Royalty Indenture to reflect the reclassification of the trust units of Pengrowth Energy Trust into Class A Trust Units and Class B Trust Units.

At the discretion of the said proxyholder, to vote upon any amendment or variation of the above matters or any other matter that may properly be brought before the Royalty Meeting or any adjournment(s) thereof, in such manner as such proxyholder in his sole judgement may determine.

I HEREBY REVOKE ANY PROXIES HERETOFORE GIVEN.

THIS PROXY IS SOLICITED ON BEHALF OF PENGROWTH MANAGEMENT LIMITED. THE TRUST UNITS REPRESENTED BY THIS PROXY SHALL BE VOTED AS DIRECTED IN THE SPACES PROVIDED ABOVE OR, IF NO DIRECTION IS GIVEN, SHALL BE VOTED IN FAVOUR OF EACH OF THE ABOVE MATTERS.

THE PERSONS NAMED IN THIS PROXY ARE DIRECTORS AND/OR OFFICERS OF PENGROWTH CORPORATION. EACH TRUST UNITHOLDER HAS THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A TRUST UNITHOLDER, TO ATTEND AND TO ACT ON HIS BEHALF AT THE MEETINGS, OTHER THAN THE PERSONS DESIGNATED ABOVE. TO EXERCISE SUCH RIGHT, THE NAMES OF THE PERSONS DESIGNATED BY PENGROWTH MANAGEMENT LIMITED SHOULD BE CROSSED OUT AND THE NAME OF THE TRUST UNITHOLDER’S APPOINTEE SHOULD BE LEGIBLY PRINTED IN THE BLANK SPACE. TRUST UNITHOLDERS WHO HOLD THEIR TRUST UNITS THROUGH BROKERAGE ACCOUNTS OR OTHER INTERMEDIARIES WHO WISH TO APPEAR IN PERSON AND VOTE AT THE MEETINGS SHOULD APPOINT THEMSELVES AS THEIR OWN REPRESENTATIVES AT THE MEETINGS OR OTHERWISE FOLLOW THE DIRECTIONS OF THEIR INTERMEDIARIES.

TRUST UNITHOLDERS SHOULD COMPLETE THE PROXY AND MAIL IT IN THE
ENVELOPE PROVIDED HEREWITH.

Dated this day of , 2004.

Signature of Trust Unitholder

Name of Trust Unitholder (Please Print)

Note:

	1.	If the appointer is a corporation, its corporate seal must be affixed or this form of proxy must be signed by an officer or attorney thereof duly authorized.

	2.	Persons signing as executors, administrators, trustees, etc., should so indicate.

	3.	THIS FORM OF PROXY MUST BE DATED AND THE SIGNATURE OF THE TRUST UNITHOLDER SHOULD BE EXACTLY THE SAME AS THE NAME IN WHICH THE TRUST UNITS ARE REGISTERED. IF THIS PROXY IS NOT DATED, IT WILL BE DEEMED TO BE DATED AS OF THE DATE IT IS RECEIVED BY COMPUTERSHARE TRUST COMPANY OF CANADA.